UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 16, 2016

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, SD 57108
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Employment Agreements

On November 16, 2016, Meta Financial Group, Inc.’s (the “Registrant”) wholly-owned subsidiary, MetaBank (the “Bank”) entered into employment agreements (the “Employment Agreements”) with J. Tyler Haahr, Chairman of the Board and Chief Executive Officer, and Bradley C. Hanson, President (each, an “Executive Officer”).  The Employment Agreements are effective as of October 1, 2016. The Registrant and the Bank are collectively referred to as the “Company.”

Each Employment Agreement has an initial term of three years commencing on October 1, 2016, and provides for a one year extension on each anniversary date, subject to certain conditions.  Each Employment Agreement entitles each Executive Officer to the payment of base salary at an annual rate of $775,000, which increases to $831,750 as of October 1, 2017.  The Employment Agreements also provide for incentive compensation opportunities that are intended to bring target total compensation opportunities for the Executive Officers of at least $3 million.  The incentive opportunities are performance based and consist of the Company’s customary bonus program and special incentives, having a target of 133% and 135% of base salary, respectively (with such special incentive effective as of October 1, 2017).

In connection with the execution of the Employment Agreements, each Executive Officer received a grant of 89,156 shares of restricted stock on November 16, 2016, subject to certain performance vesting conditions described below.  Each Employment Agreement also provides for a separate January 1, 2017 grant of 10,844 shares of restricted stock, subject to the same performance and vesting conditions.

In the event an Executive Officer’s employment is terminated due to his death or by the Company due to Disability or without Cause or by the Executive Officer for Good Reason (each as defined in the Employment Agreements), the Executive Officer (or his estate or beneficiaries, as the case may be) will be entitled to (i) receive his base salary and vested benefits through the effective date of termination, and (ii) subject to execution of a release of claims the Executive Officer may have against the Company and its affiliates, (A) a lump sum payment equal to two-times the sum of Executive Officer’s base salary (as in effect as of the termination date), target annual bonus, and target special incentive bonus, (B) a pro-rata portion of the annual bonus payment and special incentive for the year of the termination based on actual performance, (C) vesting of all unvested stock options and stock appreciation rights, (D) continuance of all equity compensation awards that are intended to be performance-based compensation under Section 162(m)(4)(C) of the United States Internal Revenue Code (the “Code”) with the potential to fully vest upon satisfaction of the applicable performance requirements, (E) accelerated vesting of any equity-based compensation (other than stock options and stock appreciation rights) that are not intended to be performance-based compensation under Section 162(m)(4)(C) of the Code, and (F) payment of the premiums required to continue health care coverage for up to 18 months.  (A)-(F) are collectively referred to as the “Severance Payments.”

In the event any Executive Officer’s employment is terminated by the Company within 90 days prior to or 24 months following a Change of Control, due to death, disability or other than for Cause, or by the Executive Officer for Good Reason, the Executive Officer’s equity will vest in its entirety and the Executive Officer will be eligible for the remaining Severance Payments.

In addition, the Employment Agreements provide for a 24 month non-solicitation period (both employees and business relationships) and a 24 month non-compete requirement in addition to other restrictive covenants.  The Employment Agreements also provide for clawback of compensation paid to the Executive Officers under certain circumstances.

The foregoing description of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements attached to this Current Report as Exhibits 10.1 and 10.3 and incorporated herein by reference.

Performance-Based Restricted Stock Agreements

The Registrant granted each Executive Officer 89,156 shares of the Registrant’s restricted stock on November 16, 2016, pursuant to the terms of the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan (as amended and restated) and the Executive Officer’s Performance-Based Restricted Stock Agreement (the “Restricted Stock Agreements”).  Pursuant to the Restricted Stock Agreements, the restricted stock will vest ratably over an eight-year period (ending October 1, 2024), provided that the Executive Officer maintains continuous service throughout such eight-year performance period and the performance goals are satisfied for each measurement period during  the performance period.  The performance criteria requires the Compensation Committee of the Registrant’s Board, following the four quarters ending June 30th immediately preceding each vesting date in the Restricted Stock Agreements, to certify whether the Company (as applicable) has satisfied the capital requirements under the Basel III Capital Rules or such other capital requirements as may be promulgated by the Federal Reserve and the Office of the Comptroller of the Currency; provided that for the October 1, 2017 vesting date, the measurement period will be the period beginning January 1, 2017 and ending June 30, 2017.  If the Compensation Committee determines that the Company (as applicable) has not satisfied such capital requirements, the number of restricted shares for that determination period will be forfeited.

The foregoing description of the Restricted Stock Agreements is qualified in its entirety by reference to the full text of the Restricted Stock Agreements attached to this Current Report as Exhibits 10.2 and 10.4 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated as of October 1, 2016, by and between MetaBank and J. Tyler Haahr.

10.2	Performance-Based Restricted Stock Agreement dated as of November 16, 2016, by and between Meta Financial Group, Inc. and J. Tyler Haahr.

10.3	Employment Agreement dated as of October 1, 2016, by and between MetaBank and J Bradley C. Hanson.

10.4	Performance-Based Restricted Stock Agreement dated as of November 16, 2016, by and between Meta Financial Group, Inc. and Bradley C. Hanson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial Officer and Secretary

Date:  November 18, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated as of October 1, 2016, by and between MetaBank and J. Tyler Haahr.

10.2	Performance-Based Restricted Stock Agreement dated as of November 16, 2016, by and between Meta Financial Group, Inc. and J. Tyler Haahr.

10.3	Employment Agreement dated as of October 1, 2016, by and between MetaBank and J Bradley C. Hanson.

10.4	Performance-Based Restricted Stock Agreement dated as of November 16, 2016, by and between Meta Financial Group, Inc. and Bradley C. Hanson.